Exhibit A

                               STOCK PURCHASE AND
                              SHAREHOLDER AGREEMENT

       THIS AGREEMENT is made and entered as if April 24, 2000, by and between Christina Sanger ("Tina"), an individual whose address is 13564 "V" Circle, Omaha NE 68137; and Steven M. Abboud ("Steve"), and individual whose address is 6235 S. 90th Street, Omaha, NE 68127.

                               W I T N E S S E T H

         WHEREAS, Tina is desirous of selling shares of stock owned in Masadi Financial Services, Inc. (described in Exhibit "A" attached hereto) to Steve and Steve is desirous of purchasing said shares of stock;

         WHEREAS, Tina and Steve having negotiated the terms of this Stock Purchase and Shareholder Agreement over the past several days resulting in the Agreement.

         NOW  THEREFORE,  in  consideration  of  the  promises,   covenants  and
agreements contained herein, the parties agree as follows:

1. Purchase. Said shares in Masadi Financial Services, Inc. are being purchased for $1.00 and other valuable consideration by Steve from Tina.

2. Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3. Notices. Any notices required, or permitted herein, shall be in writing and shall be delivered personally or sent by United States, first class, certified mail, postage prepaid to the addresses first written above.

4. Entire Agreement; Amendments. All negotiations relative to the matter contemplated by this Agreement are merged herein and there are not other understandings or Agreements relating to the matters herein set forth other than those incorporated in this Agreement. No provisions of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

5. No Third Party Benefits. This Agreement is not intended, and shall not be deemed or construed, to confer any rights, powers or privileges on any person, firm, corporation or other entity not a party hereto.

6. Attorney's Fees. If any term of this Agreement is breached, the party adjudicated by the court to be in wrongful breach shall bear the reasonable attorney's fee of the party not in breach of the Agreement.


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7.   Applicable  Law.  It is the  intention  of the  parties  hereto  that  this
     Agreement and the performance hereunder and all actions and special proceedings hereunder by construed in accordance with and under and pursuant to the laws of the State of Nebraska and that in any action, special proceedings or other proceedings that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Nebraska shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction; in which any action or special proceeding may be instituted.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase and Shareholder Agreement on the date and year first above written.

By:       /s/ Christina Stanger                By:     /s/ Steven M. Abboud
      ------------------------------               --------------------------
        Christina Stanger                          Steven M. Abboud



         SUBSCRIBED AND SWORN to before me this 24th day of April 2000.

MY COMMISSION EXPIRES:                     NOTARY PUBLIC

   6/25/03                                 Residing at:    Omaha, NE
--------------                                           -----------
                                             /s/ Gary Strain



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                                   EXHIBIT "A"

Name of Shareholder       Cert. No.     No. of Shares      Original or Transfer
-------------------       ---------     -------------      --------------------

Christina Stanger         1             500                Original Issue











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